UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 28, 2015

CULLEN/FROST BANKERS, INC.
(Exact name of issuer as specified in its charter)

Texas	001-13221	74-1751768
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

100 West Houston Street, San Antonio, Texas	78205
(Address of principal executive offices)	(Zip Code)

(210) 220-4011
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02    Results of Operations and Financial Condition

Attached as Exhibit 99.1 and incorporated into this item by reference is a press release issued by the Registrant on July 29, 2015 regarding its financial results for the quarter ended June 30, 2015. The information furnished by the Registrant pursuant to this item shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, or otherwise subject to the liability of that section, and shall not be deemed to be incorporated by reference into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Cullen/Frost Bankers, Inc. (“Cullen/Frost”) announced today a plan of succession in which Phillip D. Green will become the new Chief Executive Officer of Cullen/Frost, effective March 31, 2016. Mr. Green currently serves as President of Cullen/Frost and will succeed Richard W. Evans, Jr. as Chief Executive Officer of Cullen/Frost. Mr. Evans will continue as Chief Executive Officer of Cullen/Frost until Mr. Green assumes that office on March 31, 2016, and as Chairman of Cullen/Frost’s Board of Directors until his retirement from the Board of Directors on March 31, 2016. Additionally, on July 28, 2015, the Board of Directors elected Mr. Green as a Director and Chairman of Cullen/Frost’s Board of Directors, effective upon Mr. Evans’ retirement from those positions on March 31, 2016. The Board of Directors has not yet determined the committees to which Mr. Green is to be appointed.

Mr. Green, age 60, has served as President of Cullen/Frost since January 28, 2015 and previously served as Chief Financial Officer of Cullen/Frost since 1995. No material plan, contract, or arrangement was entered into or materially amended in connection with Mr. Green’s appointment as Chief Executive Officer and election as Chairman of Cullen/Frost, and there was no grant or award to Mr. Green or modification thereto under any such plan, contract, or arrangement in connection with his appointment and election. Mr. Green has (i) no family relationship with any director or other executive officer of Cullen/Frost or any person nominated or chosen by Cullen/Frost to become a director or executive officer; (ii) is not a party to any related person transaction with Cullen/Frost; and (iii) has no arrangements or understandings with any other person pursuant to which he was appointed as Chief Executive Officer and elected as Chairman of Cullen/Frost.

As part of the plan of succession, Cullen/Frost today also announced the appointment of Paul H. Bracher, age 58, as President of Cullen/Frost effective March 31, 2016, succeeding Mr. Green in the office of President. Mr. Bracher has served as Chief Banking Officer of Frost since January 28, 2015 and previously served as President, State Regions since 2001. Following his appointment as President of Cullen/Frost effective March 31, 2016, Mr. Bracher will continue as Chief Banking Officer of Frost. No material plan, contract, or arrangement was entered into or materially amended in connection with Mr. Bracher’s appointment as President of Cullen/Frost, and there was no grant or award to Mr. Bracher or modification thereto under any such plan, contract, or arrangement in connection with his appointment. Mr. Bracher has (i) no family relationship with any director or other executive officer of Cullen/Frost or any person nominated or chosen by Cullen/Frost to become a director or executive officer; (ii) is not a party to any related person transaction with Cullen/Frost; and (iii) has no arrangements or understandings with any other person pursuant to which he was appointed as President of Cullen/Frost.

Cullen/Frost today also announced that (i) Emily A. Skillman, Group Executive Vice President of Human Resources and Chief Human Resources Officer of Frost Bank, will retire on March 31, 2016, and that Annette Alonzo will succeed Ms. Skillman in the office of Group Executive Vice President of Human Resources effective today and will succeed Ms. Skillman as Chief Human Resources Officer of Frost Bank effective March 31, 2016, (ii) Gary McKnight has been appointed Group Executive Vice President, Technology and Operations, and (iii) Candace Wolfshohl has been appointed to the newly created position of Group Executive Vice President of Culture and People Development.

Additional information regarding Mr. Green, Mr. Evans, their compensation and Cullen/Frost’s compensation plans and programs is contained in Cullen/Frost’s Annual Report on Form 10-K for the year ended December 31, 2014 and its definitive proxy statement filed with the Securities and Exchange Commission on March 23, 2015.

A copy of the related press release is attached as Exhibit 99.2 hereto.

Item 9.01    Financial Statements and Exhibits

(d)   Exhibits:

99.1	Press Release dated July 29, 2015 with respect to the Registrant's financial results for the quarter ended June 30, 2015.

99.2	Press Release dated July 29, 2015 with respect to the Registrant's executive leadership transition.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CULLEN/FROST BANKERS, INC.

By:    /s/ Jerry Salinas
Jerry Salinas
Group Executive Vice President
and Chief Financial Officer

Dated:    July 29, 2015

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release dated July 29, 2015 with respect to the Registrant's financial results for the quarter ended June 30, 2015

99.2	Press Release dated July 29, 2015 with respect to the Registrant's executive leadership transition